[LOGO]
FOR IMMEDIATE RELEASE

             CONTACTS:    For Financial Press          For Trade Press
                          Ned Mavrommatis              Greg Smith
                          Chief Financial Officer      Director of Marketing
                          ned@id-systems.com           gsmith@id-systems.com
                          General Phone: 201-996-9000. General Fax: 201-996-9144

           I.D. Systems, Inc. Reports First Quarter Financial Results

Hackensack, NJ, May 9, 2004 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the first quarter ended March 31, 2005. Revenues increased 12% to $3,033,000, compared to $2,705,000 for the three months ended March 31, 2004, as sales of the company's patented Wireless Asset Net(TM) system for tracking and managing fleets of industrial equipment continued to grow. Selling, general and administrative expenses increased to $1,853,000, up from $1,254,000 for the three months ended March 31, 2004, as payroll and travel expenses increased to support growing sales and prepare the company for upcoming system deployments under a national contract from the United States Postal Service. Research and development expenditures also increased to $395,000, compared to $155,000 in the first quarter a year ago. As a result, net loss for the quarter was ($635,000), or ($.08) per basic and diluted share, compared to net income of $95,000, or $.01 per basic and diluted share, for the same period last year.

"We are pleased to report another significant increase in revenues this quarter, in advance of the first system implementations we will be undertaking for the U.S. Postal Service under their national contract with us," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "With the USPS project just starting, and with many other customer programs making excellent progress, we are very excited about our prospects for the rest of the year. We expect to continue rapidly expanding penetration of our wireless asset management technology with both existing and new customers."

"We continue to meet the objectives of our strategic business plan," added Ned Mavrommatis, I.D. Systems' chief financial officer. "In the first quarter of 2005, we again achieved double-digit year-over-year revenue growth and a gross profit margin of more than 50%. At the same time, we added personnel and made additional investments in our business to support our current pace of growth and help win new business. The company's financial condition remains strong. As of March 31, 2005, I.D. Systems had approximately $8.6 million in cash, cash equivalents and investments, and approximately $12.1 million of working capital."

Highlights of the first quarter ended March 31, 2005, included:

      o A national contract awarded by the U.S. Postal Service (USPS) for I.D. Systems to deploy wireless powered industrial vehicle management systems at up to 460 USPS facilities over the next three years. The contract was awarded to I.D. Systems after a competitive bid process, which the company believes reflects its many significant competitive advantages and the proven high return on investment generated by its wireless asset management technology.

      o A Phase II contract expansion of the company's wireless vehicle security program at the Jacksonville, Florida, seaport, funded by the Transportation Security Administration (TSA). I.D. Systems will deploy the homeland security version of its Wireless Asset Net fleet management system on several hundred additional vehicles at the seaport.

      o A grant from the TSA, announced in April 2005, for I.D. Systems to integrate RFID (radio frequency identification)-based cargo tracking capability into the company's wireless vehicle security system. I.D. Systems will collaborate with Symbol Technologies, Inc. to develop


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            and prototype a mobile, automated baggage tracking system in which
            "intelligent" containers and vehicles identify and locate items tagged with EPC (electronic product code)-compliant RFID tags, and communicate that data through I.D. Systems' wireless vehicle management network.

      o A Federal Supply Service Information Technology contract awarded to I.D. Systems by the General Services Administration. Under the contract, which has a maximum duration of 20 years, any U.S. Government entity can order a combination of I.D. Systems' hardware, software and services worth up to $2.5 million without seeking further competitive bids.

      o Continued expansion of business with Ford Motor Company to support Ford's North America-wide roll-out of I.D. Systems' wireless industrial vehicle electronic control systems.

      o A new order for the Wireless Asset Net from Wajax Industries, a leading Canadian distributor of mobile equipment and related services, on behalf of a major Canadian retailer.

      o The introduction of two new RFID-based products at the ProMat material handling exhibition: the Machine Asset Communicator(TM)
            (MAC), and the Battery Charger Monitoring Point(TM) (Battery ChaMP(TM)). The MAC provides wireless monitoring and control of fixed machinery, with functions such as automatic quality control checks and real-time alerts on out-of-specification machine parameters. The Battery ChaMP provides real-time asset visibility and automatic data uploads for industrial battery fast-charge systems deployed in factories, warehouses, and airports.

      o A purchase order for the Battery ChaMP system from AeroVironment, Inc., to support deployment of AeroVironment's PosiCharge(TM) battery fast-charging system at a major automotive manufacturer.

      o The naming of I.D. Systems to the "FL 100" list of 100 prominent technology solution providers in food industry publication Food Logistics.

                            Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on May 9, 2005. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, EVP of sales and marketing, will discuss the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               About I.D. Systems

Based in Hackensack, New Jersey, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M Company, American Axle, Archer Daniels Midland, Daimler Chrysler, Deere & Co., Ford Motor Company, General Dynamics, Hallmark Cards, Northrop Grumman, Target Corporation, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets - from forklifts and cranes to automobiles and trucks to complex fixed machinery - in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

                                   Trademarks

I.D. Systems, Inc., Wireless Asset Net, Machine Asset Communicator, Battery Charger Monitoring Point, and Battery ChaMP are registered or pending trademarks of I.D. Systems, Inc. PosiCharge is a trademark of AeroVironment, Inc.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release.

                                                -- Tables to Follow --


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                               I.D. Systems, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)


                                                           Three months ended
                                                                March 31,
                                                          2004            2005
                                                      ------------    ------------
Revenues                                              $  2,705,000    $  3,033,000
Cost of Revenues                                         1,274,000       1,506,000
                                                      ------------    ------------

Gross Profit                                             1,431,000       1,527,000
Selling, general and administrative expenses             1,254,000       1,853,000
Research and development expenses                          155,000         395,000
                                                      ------------    ------------

Income (loss) from operations                               22,000        (721,000)
Interest income                                             54,000          62,000
Interest expense                                           (18,000)        (13,000)
Other income                                                37,000          37,000
                                                      ------------    ------------

Net income (loss)                                     $     95,000    $   (635,000)
                                                      ============    ============


Net income (loss) per share - basic                   $       0.01    $      (0.08)
                                                      ============    ============

Net income (loss) per share - diluted                 $       0.01    $      (0.08)
                                                      ============    ============

Weighted average common shares outstanding- basic        7,170,000       7,719,000
                                                      ============    ============

Weighted average common shares outstanding- diluted
                                                         8,114,000       7,719,000
                                                      ============    ============


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                               I.D. Systems, Inc.
                            Condensed Balance Sheets

                                                                              December 31, 2004  March 31, 2005
                                                                                                   (Unaudited)
                                                                                   ------------    ------------
ASSETS
         Cash and cash equivalents                                                 $  8,440,000    $  5,073,000
         Short-term investments                                                       3,195,000       3,488,000
         Accounts receivable, net                                                     1,432,000       3,609,000
         Unbilled receivables                                                           402,000              --
         Inventory                                                                    1,739,000       2,321,000
         Investment in sales type leases                                                 39,000          40,000
         Interest receivable                                                             50,000          52,000
         Officer loan                                                                    10,000          10,000
         Prepaid expenses and other current assets                                      225,000          82,000
                                                                                   ------------    ------------
                  Total current assets                                               15,532,000      14,675,000
Investments                                                                                  --              --
Fixed assets, net                                                                     1,009,000       1,094,000
Investment in sales type leases                                                          34,000          24,000
Officer loan                                                                             20,000          18,000
Deferred contract costs                                                                 476,000         386,000
Other assets                                                                             88,000          87,000
                                                                                   ------------    ------------

                                                                                   $ 17,159,000    $ 16,284,000
                                                                                   ============    ============
LIABILITIES
         Accounts payable and accrued expenses                                     $  2,541,000    $  1,799,000
         Long term debt - current portion                                               199,000         201,000
         Line of credit                                                                      --         500,000
         Deferred revenue                                                                95,000          96,000
                                                                                   ------------    ------------
                  Total current liabilities                                           2,835,000       2,596,000
Long term debt                                                                          449,000         398,000
Deferred revenue                                                                        191,000         167,000
Deferred rent                                                                           112,000         116,000
                                                                                   ------------    ------------

                                                                                      3,587,000       3,277,000
                                                                                   ------------    ------------
STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued Common stock; authorized 15,000,000 shares, $.01 par value; issued and
outstanding 7,690,000 shares and 7,735,000 shares                                        77,000          77,000
Additional paid-in capital                                                           24,994,000      25,064,000
Treasury stock; 40,000 shares at cost                                                  (113,000)       (113,000)
Accumulated deficit                                                                 (11,386,000)    (12,021,000)
                                                                                   ------------    ------------

                                                                                     13,572,000      13,007,000
                                                                                   ------------    ------------

                                                                                   $ 17,159,000    $ 16,284,000
                                                                                   ============    ============


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                               I.D. Systems, Inc.
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                                  Three months ended
                                                                                      March 31,
                                                                               2004              2005
                                                                          --------------    --------------
Cash flows from operating activities:
Net  income (loss)                                                        $       95,000    $     (635,000)
Adjustments to reconcile net loss to cash used in operating activities:
  Depreciation and amortization                                                   59,000            84,000
  Deferred rent expense                                                            6,000             4,000
  Deferred revenues                                                              (21,000)          (23,000)
  Changes in:
    Accounts receivable                                                         (850,000)       (2,177,000)
    Unbilled receivables                                                              --           402,000
    Inventory                                                                    (17,000)         (582,000)
    Prepaid expenses and other assets                                             41,000           144,000
    Investment in sale type leases                                                 9,000             9,000
    Deferred contract costs                                                      (28,000)           90,000
    Accounts payable and accrued expenses                                         90,000          (742,000)
                                                                          --------------    --------------

        Net cash used in operating activities                                   (616,000)       (3,426,000)
                                                                          --------------    --------------

Cash flows from investing activities:
  Purchase of fixed                                                              (75,000)         (169,000)
assets
  Purchases of investments                                                      (386,000)         (500,000)
  Increase in interest receivable                                                 (8,000)           (2,000)
  Maturities of investments                                                      550,000           225,000
  Amortization of (discount) premium on investments                               42,000           (18,000)
  Officer loan                                                                     3,000             2,000
                                                                          --------------    --------------
    Net cash (used in) provided by investing
activities                                                                       126,000          (462,000)
                                                                          --------------    --------------

Cash flows from financing activities:
  Proceeds from line of credit                                                        --           500,000
  Repayment of term loan                                                         (46,000)          (49,000)
  Proceeds from exercise of stock options                                        332,000            70,000
                                                                          --------------    --------------

    Net cash provided by financing
activities                                                                       286,000           521,000
                                                                          --------------    --------------

Net decrease in cash and cash equivalents                                       (204,000)       (3,367,000)
Cash and cash equivalents - beginning of period                                3,179,000         8,440,000
                                                                          --------------    --------------

Cash and cash equivalents - end of period                                 $    2,975,000    $    5,073,000
                                                                          ==============    ==============



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